Exhibit 99.1

At the Company:	Investor Relations:
Barry A. Rothman	Gary Geraci
Onstream Media Corporation	Equity Performance Group
954-917-6655	617-723-2373
brothman@onstreammedia.com	gary@equityperfgp.com
www.onstreammedia.com	www.equityperformancegroup.com

FOR IMMEDIATE RELEASE:

Onstream Media Corporation Fiscal Year 2007 First Quarter Conference
Call Recap

POMPANO BEACH, FL - February 23, 2007- Onstream Media Corporation (Nasdaq: ONSM), a leading online service provider of live and on-demand digital media communications and applications, announced today it held a conference call on February 22, 2007 to discuss its fiscal year 2007 first quarter financial results, as well as recent financial and business developments.

Financial and business development highlights of the management-led presentation included the following:

•
During the three months ended December 31, 2006, the Company received approximately $2.3 million from the exercise of previously issued warrants and options. Additionally, during the subsequent period through February 20, 2007, the Company has received an additional approximately $3.2 million in cash from such exercises for total net proceeds of approximately $5.5 million.

•	Primarily as a result of these warrant and option exercises, the Company’s current cash balance is approximately $4.5 million.

•
As a result of a small investment in additional development staff, the Company expects to complete both the new release of its webcasting software and Web 2.0 upgrades to its Digital Media Services Platform (“DMSP”) on time this quarter.

Randy Selman, chief executive officer of Onstream Media, stated, “Bolstered by our current cash position of approximately $4.5 million as well as a significant reduction in our debt since the end of our last fiscal year, we are now positioned to move forward more aggressively on many important revenue enhancing initiatives, including a further expansion of our sales and marketing activities and identifying synergistic as well as strategic business and technology opportunities for possible acquisition.…to reach our key goals of first - cash flow positive and then - bottom line profitability.”

An archived version of the webcast is available online at http://www.visualwebcaster.com/event.asp?id=38067 and is also accessible from the Press Releases page on http://www.onstreammedia.com.

About Onstream Media:

Founded in 1993, Onstream Media Corporation (Nasdaq: ONSM) is a leading online service provider of live and on-demand, digital media communications and applications. Onstream Media's pioneering Digital Media Services Platform (DMSP) provides its customers with the necessary tools for webcasting, web conferencing and webinars as well as managing digital assets, publishing content on the Internet in various files and formats and establishing e-commerce storefronts to transact business online. Onstream Media’s subsidiary EDNet serves the media and entertainment industries with global connectivity for production and post-production facilities, music labels, producers, directors, and talent.

All of Onstream Media's services are focused on increasing productivity and revenues, and reducing capital expenditures and operational costs for any organization in an affordable and highly secure environment. As a result, 78% of the Fortune 100 CEOs and CFOs and almost half of the Fortune 1000 companies have used Onstream Media's services. Select Onstream Media customers include: AOL, AAA, AXA Equitable Life Insurance Company, Discovery Education, Disney, MGM, Deutsche Bank, Rodale, Inc.,Thomson Financial/CCBN, PR Newswire and the U.S. Government. For more information, visit Onstream Media at www.onstreammedia.com or call 954-917-6655.

Certain statements in this document and elsewhere by Onstream Media are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward- looking statements include, but are not limited to, fluctuations in demand; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Internet. Onstream Media undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Onstream Media Corporation's filings with the Securities and Exchange Commission.

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